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                                                                   EXHIBIT 10.87

                     INDEPENDENT CONTRACTOR SALES AGREEMENT


THIS AGREEMENT (the "Agreement") is entered into this __ day of May, 1995, by and between SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint") and RUFFALO CODY & ASSOCIATES, INC. ("Contractor"). Sprint and Contractor are "Parties" hereto.

In consideration of the mutual promises contained herein, the Parties agree as follows:


1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms appearing in these definitions are defined in this paragraph.

         "A-STATUS SALE" means an order for Service obtained by Contractor from a Sales Prospect and submitted to Sprint that (i) is accepted into Sprint's CIS system, (ii) is not rejected because it duplicates an account already in CIS, (iii) is not pending a credit check, and (iv) is not an Unauthorized Sale.

         "CUSTOMER" means a Sprint customer subscribing to Service as a result of a sale made by Contractor under this Agreement. Customer shall not include any individual or entity excluded in Subsection 3 of the attached Exhibit A.

         "MONTHLY ACTIVATED ORDERED REVENUE" means the estimated value of A-Status Sales in a given calendar month. The estimated value of each A-Status Sale shall be as set forth in Subsection 1(a)(2) of the attached Exhibit B.

         "PERFORMANCE STANDARDS" means the performance standards set forth in Subsection 2 of the attached Exhibit B that must be met as provided in Subparagraph 3.6 herein.

         "REVENUE DOLLARS" means the total net invoiced revenue posted in the Compensation Accounting System. Revenue Dollars include: (i) charges for domestic, international, operator services and travel card; (ii) charges for equipment, access, installation, ISC (mileage), maintenance, tele-feature and minimum usage charges; (iii) surcharges for directory assistance, operator services, and travel surcharge,
         (iv) adjustments for bulk service agreements and special pricing arrangements; and (v) discounts and credit adjustments issued by Sprint. Revenue Dollars do not include taxes. The measurement month for Revenue Dollars is a non-calendar period during which time one posting of each billing cycle is made to the billing system. A billing cycle is a non-calendar period of approximately 30 days in which customer traffic is captured and invoiced.

         "SALES AREA" means the non-exclusive but restricted sales territory as set forth in attached Exhibit A.
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         "SALES PROSPECT" means a prospective Sprint Customer to which contractor will direct telemarketing efforts hereunder.

         "SALES REPRESENTATIVE" means a telemarketing sales representative employed by Contractor to perform telemarketing services hereunder.

         "SERVICE" means Sprint's Tariffed interLATA, and intraLATA where authorized, commercial telecommunications network service as described in attached Exhibit A, as modified from time to time at Sprint's discretion.

         "TARIFF" means Sprint's tariffs relating to Service as filed with the Federal Communications Commission for interstate or international Service (including Tariff revisions made from time to time) and/or such tariffs (and revisions) filed with state regulatory commissions for intrastate Service.

         "TELEMARKETING FACILITY" means a telemarketing facility at a particular geographic location used by Contractor to perform telemarketing services hereunder.

         "UNAUTHORIZED SALE" means a Sales Representative's reported sale of Service that Sprint, in Sprint's sole discretion, determines is unauthorized by the Sales Prospect. Unauthorized Sale shall include, without limitation, a sale invalidated by the Sales Prospect, a LEC or regulatory commission.

2. RELATIONSHIP OF PARTIES. Contractor shall function hereunder as an independent contractor with no authority to act on behalf of Sprint except as expressly provided herein. Sprint shall incur no responsibility or obligation to Sales Representatives or other employees or agents of Contractor used to perform services under this Agreement. Such persons shall be employees or agents of contractor for all purposes.

3.       CONTRACTOR TELEMARKETING.

         3.1. Sales Representatives shall be trained only by individuals trained and certified by Sprint.

         3.2. Sprint will provide Contractor, at Sprint's expense, with what Sprint determines to be a sufficient quantity of promotional materials. Contractor shall not use any other promotional material, sales scripts, or advertising without obtaining Sprint's prior written consent.

         3.3. Sprint will provide Contractor with names and telephone numbers of Sales Prospects in quantities reasonably sufficient to enable Contractor to meet its sales goals. All lists of Sales Prospects shall remain the exclusive property of Sprint.





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         3.4     Sprint will not request Contractor to perform any service that violates any applicable law or government regulation.

         3.5. Contractor shall telemarket Sprint Service, at Sprint's Tariffed rates, not of Tariffed promotional offerings, to Sales Prospects located in the Sales Area. Contractor shall suspend all sales activities in any geographic portion of the Sales Area upon ten days written notice from Sprint.

         3.6. Contractor shall meet the Performance Specifications specified in Subsection 2 of the attached Exhibit B.

         3.7. Contractor shall use Sprint's telecommunications services exclusively in performing its obligations hereunder, and shall promptly pay Sprint all amounts that Contractor is billed for use of such service.

         3.8. Contractor shall not use Telemarketing Facilities to sell service on behalf of any other interexchange carrier. Sales Representatives shall not work on any other interexchange carrier project for Contractor during the term of this Agreement.

         3.9. Sprint will provide a reasonably quantity of logo items for incentives for Contractor.

4.       QUALITY CONTROL.

         4.1. Sprint may visit and inspect Telemarketing Facilities at any time during the term of this Agreement.

         4.2. Contractor shall provide suitable office space at a Telemarketing Facility for use by Sprint personnel during visits thereto.

         4.3. Sprint may remotely monitor the activities of Sales Representatives hereunder. Contractor will provide monitoring capability via telephone from anywhere in the United States. Sprint will comply with remote monitoring operating procedures required by Contractor, provided such procedures are reasonable and provided to Sprint in writing.

         4.4. Sprint may audit all documentation pertaining to the monitoring of Sales Representative and resolution of customer and/or regulatory complaints.

5. CONTRACTOR EXPENSES. Except as provided herein, or otherwise agreed to by the Parties in writing, Contractor is solely responsible for all expenses and obligations that it incurs in performing under this Agreement.

6. PAYMENT FOR CONTRACTOR SERVICES. Sprint shall pay Contractor for telemarketing hours in accordance with the schedule in the attached Exhibit B.





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7.       CONTRACTOR REPRESENTATIONS AND WARRANTIES.

         7.1. Contractor shall conduct its business and represent Sprint in a professional, ethical, legal and businesslike manner, and shall commit no act which would reflect unfavorably on either Party.

         7.2. Contractor shall not sponsor or participate in any pyramid or multilevel marketing system with respect to Sprint Service.

         7.3. Contractor shall require all of Sales Representatives, employees and agents to comply with the terms and conditions or this Agreement.

         7.4. Contractor shall not package any of its business activities in such a manner that Sprint customers must pay any Contractor-imposed fee, start-up charge or minimum associated with a Service.

         7.5. Contractor shall comply with all laws and government regulations including, but not limited to, those relating to telemarketing. Customer shall make no unauthorized representations concerning Sprint Service to Customers or Sales Prospects.

         7.6. Sprint shall notify Contractor of any complaint from a Customer, Sales Prospect, or regulatory agency. Contractor shall resolve or respond to such complaints within one work day after receipt of Sprint's notification.

         7.7. Contractor shall comply with all operational procedures set forth in attached Exhibit C.

8. UNAUTHORIZED SALES. Contractor shall reimburse Sprint, up to $100 per Unauthorized Sale, for the amount of any PIC dispute fee imposed by a LEC because of an Unauthorized Sale. This reimbursement shall be accomplished, at Sprint's option, by (i) Sprint deducting the reimbursement from any amount owed by Sprint to Contractor for services provided hereunder, or (ii) by submitting an invoice to Contractor which shall be paid within thirty days.

9. PROVISION OF SERVICE TO CUSTOMERS. Sprint shall service Customers in accordance with Sprint's standard practices, including billing and collection for Services. Customers shall be customers of Sprint, and shall remain customers of Sprint after termination of this Agreement.

10. CONFIDENTIALITY; TRADE SECRETS. Neither Party shall disclose the following to a third party without the other Party's written consent, except as required by law: (i) the terms and/or conditions of this Agreement; or (ii) any confidential information





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or trade secret of the other Party. Contractor shall not sell, release or disclose the identity (including name, address and telephone number) of Customers and Sales Prospects to any third party.

11. TRADEMARKS; SERVICE MARKS; TRADENAMES. Contractor shall sell service under the tradenames, service marks and trademarks (the "Marks") indicated by Sprint. Contractor will not display or use any of Sprint's Marks other than in connection with the sale of Service hereunder. Absent Sprint's prior written consent, Contractor shall not use any part of a Sprint Mark as part of its own name, service mark or tradename. Sprint Marks are proprietary to Sprint and nothing in this Agreement constitutes a general license for their use. Upon termination of this Agreement, all rights to use Sprint's Marks shall expire and Contractor shall discontinue the use thereof.

12. TAXES. Contractor shall be liable for all taxes due as a result of payments made by Sprint to Contractor hereunder. Contractor shall indemnify Sprint for any attorney's fees and court costs incurred by Sprint in defense of any claim or demand for such taxes.

13.      TERM OF AGREEMENT; TERMINATION.

         13.1. Except as otherwise provided herein, the initial term of this Agreement (the "Initial Term") shall commence on the date first above written and end nine months thereafter. After the Initial Term, the Agreement shall remain in full force and effect until otherwise terminated as provided in this paragraph.

         13.2. Either Party may terminate this Agreement at any time after the Initial Term upon ninety days written notice to the other Party.

         13.3. sprint may terminate this Agreement upon ten days written notice to Contractor as follows:

                 a) If Contractor's productivity for any month is 65% or less of the Performance Standards specified in Exhibit B.

                 b) If Sprint notifies Contractor in writing that Contractor's productivity for any month is between 65 and 90% of Performance Standards, and Contractor fails to meet 90% of Performance Standards within thirty days following such notice.

                 c) If, during any month, Contractor submits to Sprint Unauthorized Sales in excess of 6% of total sales.

                 d) If Contractor becomes insolvent, or is the subject of any bankruptcy proceeding, an arrangement with





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                 creditors, a corporate reorganization, receivership or
                 dissolution.

                 e) If Contractor attempts to assign this Agreement, or any interest or right therein, without Sprint's prior written consent.

                 f) If Contractor undergoes any significant change in ownership or management without Sprint's prior written consent.

                 g) If a judgment is entered against Contractor which, in Sprint's opinion, adversely affects the interests of either Party.

         13.4. Either Party may terminate this Agreement upon ten days written notice to the other Party if the other Party breaches a material provision herein, or in the event of any material change in state or federal law or governmental regulation that renders performance hereunder impractical.

14. INSURANCE. Contractor shall secure and maintain the following insurance in amounts that are the greater of (i) the amounts set forth below or
(ii) such other amounts required by law;

         14.1.   Worker's Compensation insurance as required by law;

         14.2. Comprehensive general liability insurance, including contractual liability insurance with limit of liability not less than $1,000,000 per occurrence, combined single limit, for bodily injury and third party property damage. The policy shall include Sprint as an additional insured.

         14.3. Automobile liability insurance covering use or all owned, non-owned and hired vehicles with limit of liability not less than $1,000,000 per occurrence, combined single limit, for bodily injury and property damage. The policy shall include Sprint as an additional insured.

Contractor shall furnish certificates to Sprint on the effective date of this Agreement evidencing the above coverage.

15. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE CONDUCT OF SUCH PARTY HEREUNDER.

16. INDEMNIFICATION. Each Party shall indemnify, defend and hold harmless the other from and against any and all liabilities, costs, damages and expenses (including reasonable attorney's fees) resulting from the indemnifying Party's (or its employees' or agents') actions hereunder. This indemnification shall include, without limitation, breach of this Agreement, misrepresentation of Sprint Service, and unauthorized or illegal acts of the indemnifying Party, its employees or agents.





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17.      ARBITRATION.  Any dispute arising out of or relating to this Agreement will be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, MO metropolitan area.

18. ASSIGNMENT. Neither Party may assign this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld.

l9.      NOTICE.  All notices given hereunder shall be sufficient if in writing and delivered in person to the Party to be notified, or sent to the Party to be notified, addressed as set forth below, postage prepaid, by registered or certified mail:

         If to Sprint:            Sprint Communications Company
                                  8140 Ward Parkway
                                  Kansas City, MO 64114
                                  Attention:  Vice President Law -
                                              Sales & Marketing

         If to Contractor:        Ruffalo Cody & Associates
                                  421 4th Ave. SE
                                  Cedar Rapids, IA 52401
                                  Attention:  Joseph P. Cunningham

20. SEVERABILITY. If a provision of this Agreement shall for any reason be held invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

21. GOVERNING LAW. The terms of this Agreement shall be construed and interpreted under the laws of the State of Kansas.

22. EXCUSABLE DELAY. Neither Party shall be liable for failure to perform its obligations hereunder due to causes beyond its reasonable control, including without limitation, acts of God, law or government regulation, national emergency, or labor difficulty.

23. RULES OF CONSTRUCTION. No rule of construction requiring interpretation against the draftsman shall apply in the interpretation of this Agreement.

24. ENTIRE AGREEMENT; WAIVER; MODIFICATION. This Agreement, and the Exhibits hereto, contain the full understanding of the Parties and supersede any prior agreement between such Parties. No waiver, alteration or modification of any provision hereof shall be binding unless in writing and signed by a duly authorized officer of each Party.





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IN WITNESS WHEREOF, the Parties have executed this agreement effective the date first above written.



RUFFALO CODY & ASSOCIATES, INC.                    SPRINT COMMUNICATIONS COMPANY L.P.

By:                                                By:
    ------------------------------------------         ---------------------------------------------
Title:                                             Title:
       ---------------------------------------            ------------------------------------------
Date:                                              Date:
      ----------------------------------------           -------------------------------------------





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                                   EXHIBIT A
                            SERVICE AND SERVICE AREA


1.       SERVICE:

         a)      Business Sense Inbound
         b)      Business Sense Outbound (w/ card and mobile phone)
         c)      Sprint Sense (w/ Business Sense only)
         d)      Clarity Inbound
         e)      Clarity Outbound (w/ card and mobile phone)
         f)      The Most for Business Inbound
         g)      The Most for Business Outbound (w/ card and mobile phone)
         h)      Sprint Plus
         i)      Sprint World

2.       NON-EXCLUSIVE SALES AREA.

         The continental United States

3.       CUSTOMER RESTRICTIONS.

         Contractor shall not solicit to become Customers, nor shall Contractor be compensated for any sale, or attempted sale to: (i) National Accounts as designated by Sprint from time to time; and (ii) Sprint's installed, existing Customer base.





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                                   EXHIBIT B
                 PAYMENT SCHEDULE AND PERFORMANCE STANDARDS

1.       PAYMENT SCHEDULE:

         a)      Sprint shall pay Contractor each month the following:

                 1) $ 15.00 per hour of training received by a Sales Representative, and

                 2) $3.15 times the Monthly Activated Ordered Revenue produced by Contractor; provided, however, that such rate shall not be less than than $27.125 per hour, nor greater than $40.00 per hour, of Sales Representative time devoted to sales under this Agreement. Monthly Activated Ordered Revenue shall be calculated by multiplying the number of accounts activated in the given month by the par value of $50. Sprint may, at its option, change the amount paid to Contractor per activated account based on the actual value of activated accounts submitted to Sprint by Contractor.

         b) There shall be no minimum billable Sales Representative hours or training hours during the term of the Agreement. Maximum billable Sales Representative hours and training hours shall be as follows:

                                              Maximum               Maximum
                         Agreement           Sales Rep             Training
                          Months               Hours                 Hours
                         ---------           ---------             ---------
                         37 to 46             14,400                  376

         c) Contractor shall submit a complete and accurate invoice to Sprint within five (5) working days after: (i) the 15th of each month; and (ii) the last working day of each month. Sprint shall pay Contractor within thirty (30) days after receipt of an approved invoice. Sprint shall notify Contractor of invoice approval status within two (2) business days of receipt of such invoice.

         d) Sprint shall reconcile the amount of Monthly Activated Ordered Revenue used to determine the amount paid Contractor in Subsection 1(a)(2) of this Exhibit against the actual amount of revenue billed and reported in Sprint's Compensation Accounting System. Sprint shall reconcile the amount of Monthly Activated Ordered Revenue against the revenue generated during the measurement month specified in the following schedule (the "Measurement Month"):





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
                   Activation              Measurement
                      Month                   Month
                   ----------              -----------
                     January                  March
                    February                  April
                      March                    May
                      April                   June
                       May                    July
                      June                   August
                      July                  September
                     August                  October
                    September               November
                     October                December
                    November                 January
                    December                February

                 Sprint will notify Contractor of the results of the reconciliation of Monthly Activated Ordered Revenue to the actual revenue no later than 30 days after the second invoice for a given sale month is posted to the Sprint Compensation Accounting System.

                 If it is determined as a result of this reconciliation that Sprint overpaid Contractor for Monthly Activated Ordered Revenue, Contractor shall refund Sprint the amount of such overpayment within 30 days from the date Contractor receives written notice of the reconciliation. If it is determined as a result of the reconciliation that Sprint underpaid Contractor for Monthly Activated Ordered Revenue, Sprint shall pay Contractor the amount of such under payment, up to a maximum of $125,000, within 30 days from the date Contractor receives written notice of the reconciliation.

2.       PERFORMANCE STANDARDS.

         a) Contractor shall complete 0.213 net A-Status Sales per Sales Representative hour billed to Sprint.

         b) The average monthly Revenue Dollars generated during the "Measurement Period" defined below shall be no less than 90% of the Revenue Dollars generated during the Measurement Month. The Measurement Period means the three-month period that begins with the Measurement Month and includes the two months immediately following the Measurement Month. Exceptions to this performance standard may be granted based on anomalies created by the compensation and/or billing systems.





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                                    EXHBIT C
                             OPERATIONAL PROCEDURES

1. Telemarketing by powerdialing is limited to 8:00 AM to 5:00 PM local time of destination of call, Monday through Friday. No calls will be made on legal holidays.

2. Sprint will provide a reasonably sufficient quantity of leads on 1600 BPI, 9 track magnetic tape.

3. Contractor will monitor each Sales Representative at least once per shift.

4. Contractor will provide sales supervisors, at its expense, with a ratio of no less than 1 supervisor for every 12 Sales Representative. Additionally, Contractor will provide sales managers to supervise the sales supervisors at a ratio of no less than 1 sales manager for every 3 sales supervisors. These ratios must be maintained on an average basis. (It may be acceptable to have ratios lower than specified for short periods of time.)

5.       Contractor shall provide the following written reports to Sprint:

         a)      A daily sales report in a format specified by Sprint.

         b) Weekly and monthly sales forecasts and planned sales activities reports.

         c) Customer complaints and disposition reports as required by Sprint.

6. Sprint will establish the order in which Contractor will contact Sales Prospects supplied by Sprint. Contractor may target Sales Prospects by time zone.

7. Contractor will provide Sprint a monthly, program-specific reconciliation of work done on Sales Prospects no later than the fifth workday after the end of the month in which the work is done.

8. Contractor will direct all residential Sales Prospects to the Sprint residential inbound operation at 1-800-877-4000. Contractor will send all commercial Sales Prospects to Sprint via the Sprint vendor manager.

9. Contractor will transmit all sales to Sprint nightly, and within 24 hours.

10. Within 24 hours following a request for information made by a customer, Contractor will notify Sprint of the customer's name, address, telephone number and type of information requested.

11.      Sprint will attempt to verify all sales transmitted by





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Contractor by making at least 5 verification attempts within 72 hours.  If
Sprint cannot contact the customer within 72 hours the sale will be unverified. Contractor will indicate in the "note field" of the sale transmission any unusual circumstances that may affect Sprint's ability to verify an account within 72 hours.

12. Contractor shall provide each Sales Representative at least 36 hours of Sprint Service training before the representative is allowed to telemarket such Service.

13. Contractor shall provide at least 4 hours of continuing training for each Sales Representative who has been selling Sprint service for at least one full month. Contractor will comply with Sprint's direction regarding the content of said training. Training will only be provided by trainers certified by Sprint.





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